UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2014

EDWARDS LIFESCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15525	36-4316614
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

One Edwards Way, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

(949) 250-2500
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2014, the Board of Directors (the “Board”) of Edwards Lifesciences Corporation, a Delaware corporation (the “Company”), appointed Mr. Robert W.A. Sellers as Principal Accounting Officer of the Company effective February 20, 2014.

Mr. Sellers, age 54, has served as Corporate Controller of the Company since 2006.  Prior to that, he held a variety of financial and operational positions at the Company and at Baxter International Inc. or its subsidiaries, including the European Director of Operations for Baxter’s biotechnology business.  Mr. Sellers started his career at Price Waterhouse, where he worked at offices in Orange County and Hong Kong.

In connection with his appointment, Mr. Sellers entered into a standard indemnification agreement with the Company in the form approved by the Board of Directors, which is filed as Exhibit 10.20 to the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 27, 2012 and incorporated by this reference herein.

There are no other arrangements or understandings between Mr. Sellers and any other persons pursuant to which he was selected as Principal Accounting Officer. There are no family relationships between Mr. Sellers and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 20, 2014, the Board amended and restated the Company’s Bylaws (the “Bylaws”). In addition to certain technical, conforming, and clarifying changes, these amendments include the following additional changes:

Special Meetings of Stockholders. Section 6 of Article I of the Bylaws was amended to provide that holders of twenty-five percent of the outstanding shares of the Company’s common stock have the right to call a special meeting of stockholders. Section 6 was also amended to set forth the related ownership, procedural, and disclosure requirements such stockholder(s) must satisfy in order to call a special meeting of stockholders.

Election of Directors. Section 2(b) of Article I of the Bylaws was amended to clarify that the determination of whether an election of directors is “contested” for purposes of applying the majority vote standard will be made ten days before the proxy statement is mailed to stockholders.

Advance Notice of Director Nominations and New Business Proposals. Various sections of Article I of the Bylaws were amended to clarify that the adjournment or postponement of an annual or special meeting of stockholders will not alter or extend the time period within which a stockholder must provide notice for director nominations or new business proposals to be considered at such meeting. Section 2(e) of Article I was also amended to specify the deadline for additional director nominations if the number of directors to be elected to the Board is increased effective after the deadline for advance notice of director nominations. In addition, Section 9(d) of Article I was amended to require enhanced disclosures in connection with stockholder proposals of new business for consideration at any annual or special meeting of stockholders.

Various sections of Article I were also amended to provide that if a stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders, as applicable, to present a director nomination or proposed item of new business, such nomination shall be disregarded or such proposed business shall not be transacted. The amendments also clarify who will be considered a ‘qualified representative’ of the stockholder for this purpose.

Special Meetings of the Board of Directors. Article III and Section 4 of Article II of the Bylaws were amended to provide that directors seeking to waive notice of any special meeting of the Board or any committee of the Board may do so by electronic transmission.

Conduct of Stockholder Meetings. Section 8 of Article I of the Bylaws was amended to clarify the responsibility and authority of the chairman of any annual or special meeting of stockholders to conduct such meeting.

Exclusive Forum for Certain Litigation. Section 5 of Article VIII of the Bylaws was added to designate, subject to certain exceptions, the Court of Chancery of the State of Delaware as the sole and exclusive forum for the adjudication of certain derivative and other lawsuits against the Company, its directors, officers, or employees.

The foregoing summary of the changes to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, which is attached hereto as Exhibit 3.1, and is incorporated herein by this reference.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

3.1                               Bylaws of Edwards Lifesciences Corporation, amended and restated as of February 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 26, 2014

EDWARDS LIFESCIENCES CORPORATION

By:	/s/ Denise E. Botticelli
Denise E. Botticelli
Vice President, Associate General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Bylaws of Edwards Lifesciences Corporation, amended and restated as of February 20, 2014.